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                                                                  EXHIBIT 10.2

                              FIRST AMENDMENT TO
                                  AGREEMENT FOR
                         SUPPLEMENTAL EXECUTIVE BENEFITS

This Agreement is entered into this 16th day of November, 1999, to be effective June 1, 1999, by and between Wolverine Tube, Inc. (the "Company") and Dennis Horowitz (the "Executive"), to that certain Agreement for Supplemental Executive Benefits entered into by the Company and Horowitz and dated as of June 1, 1999 (the "Agreement").

                                    RECITALS

WHEREAS, pursuant to various provisions of the Agreement, the measuring period for crediting certain service thereunder was incorrectly stated as terminating on December 31, 2004, and is impliedly calculated on the basis of calendar years thereafter; and,

WHEREAS, the Compensation Committee was presented information based on years of Credited Service calculated from the Executive's date of hire, and said date was (April 1, 1998) the intended measurement commencement date; and,

WHEREAS, the Compensation Committee desires to amend the Agreement to reflect the correct date and measurement periods;

NOW, THEREFORE, the Agreement is hereby amended as follows:

                                       1.

                           Sections 4.1(b), 4.2(b), 4.3(b), 4.4(b) and 4.5(b)
         are hereby amended by deleting the phrase "January 1, 1999 and ending on December 31, 2004" in subparagraph (A) of each of said sections and replacing it with the phrase "April 1, 1998 and ending on March 31, 2004," and replacing the date "December 31, 2004", which appears later in said subparagraph and in subparagraph (B) which follows, with the date "March 31, 2004." Subparagraph (B) of each of said sections is further amended by deleting the phrase "for each year" and replacing it with "for each year and month", and replacing the phrase "times the years" which appears later in said subparagraph with "times the years and months".

                           Subparagraphs (b)(2) of each of Sections 4.1, 4.2, 4.3, 4.4 and 4.5 are hereby amended by inserting the word "vested" before the word "monthly" in each of said subparagraphs.

                                       2.

                           Section 4.7 "Re-Employment" is renumbered as Section
4.6.


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                                       3.

                           Section 5. Change in Control and Termination Without Cause Benefits is hereby amended and restated as follows:

                           For purposes of this Agreement, a "Change in Control" shall have the meaning contained in Section 1(b)(v) of that certain Amended and Restated Change in Control, Severance and Non-Competition Agreement entered into by the Company and Executive and dated as of April 20, 1999, a copy of which definition is attached hereto as Exhibit A. For purposes of this Agreement, "Termination Without Cause" shall mean any instance not covered under the definition of "Termination For Cause" as contained in Section 1(a)(ii) of that certain Amended and Restated Change in Control, Severance and Non-Competition Agreement entered into by the Company and Executive and dated as of April 20, 1999, a copy of which definition is attached hereto as Exhibit B.

                           In the event that the Company experiences a Change in Control prior to August 15, 2004, or should the Executive be terminated Without Cause prior to August 15, 2004 (which is the date on which Executive attains the age of fifty-eight (58) years), Executive will be deemed to have attained age 58 as of the date of said Change in Control or Termination Without Cause, and all benefits calculated pursuant to
         Section 4.1 through 4.5 above shall be calculated as if:

                           (1) the Executive were still employed on August 15, 2004 and continued to receive Credited Service through August 15, 2004 under the terms of this Plan;

                           (2) the Executive attained age fifty-eight (58) on said date;

                           (3) the Executive met the eligibility requirements for early retirement under the Retirement Plan on said date; and

                           (4) the Executive was fully vested in the benefits payable under this Plan (whether or not he is then vested under the Retirement Plan or the Supplemental Plan) on said date.

                           Additionally, such benefits shall be based on Covered Compensation (as defined in the Retirement Plan) as of his Termination of Service. For purposes of determining Final Average Compensation (as defined in the Retirement Plan) as of August 15, 2004, the calculation will also assume that the Executive continues to receive Compensation (as defined in the Retirement Plan) from the date of his Termination of Service through August 15, 2004 equal to the yearly amount payable to him pursuant to paragraphs 1(b)(i)(A) and (C) of that certain Amended and Restated Change in Control, Severance and Non-Competition Agreement entered into by Executive and Company and dated as of April 20, 1999, as the same may be amended from time to time.


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                           Finally, the Executive shall be entitled to make any
         benefit commencement elections pursuant to this Agreement on said date as if he attained age fifty-eight (58).

                                       4.

                           Section 6.2 is hereby amended by adding the word "vested" before the phrase "death benefit" in subparagraph (i) of said Section. Section 6.2 is further amended by deleting the phrase "January 1, 1999 and ending on December 31, 2004" from subparagraph (A) of said section and replacing it with the phrase "April 1, 1998 and ending on March 31, 2004," and replacing the date "December 31, 2004" which appears later in said subparagraph and in subparagraph (B) which follows, with the date "March 31, 2004." Subparagraph (B) is further amended by deleting the phrase "for each year" and replacing it with "for each year and month", and replacing the phrase "times the years" which appears later in said subparagraph with "times the years and months".

                                       5.

                           All other portions of said Agreement are hereby
ratified and confirmed.

IN WITNESS WHEREOF, the parties hereto have executed this instrument as the date first indicated above.

                                           WOLVERINE TUBE, INC.




                                           By: /s/ Jan K. VerHagen
                                              --------------------------------
                                              Jan K. VerHagen,
                                              Chairman of the Board



                                           EXECUTIVE


                                           By: /s/ Dennis Horowitz
                                              --------------------------------
                                              Dennis Horowitz